UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2012

WEIS MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of Principal Executive Offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Weis Markets, Inc. (the "Company") was notified on April 27, 2012 by letter from NYSE Regulation, Inc. (the "NYSE"), that it was deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual, which requires the Company to have three independent members on its Audit Committee. On July 10, 2012, the Company's Board of Directors elected Mr. Edward J. Lauth III as an independent director, effective July 10, 2012. Mr. Lauth was also appointed as a member of the Company's Audit Committee. As a result of Mr. Lauth's appointment as a member of the Company's Audit Committee, the Company believes that it has cured its deficiency under Section 303A.07(a) of the NYSE Listed Company Manual and is now compliant with that section.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.01 above is incorporated herein by reference. Mr. Lauth will be compensated for his service as a director in accordance with the Company's compensation program for non-management independent directors as set forth on page 18 of the Company's 2012 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)

Dated: July 12, 2012